UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 8.01 Other Events.

As previously disclosed, Workhorse Group Inc. (the “Company”), Duane Hughes, Steve Schrader, Robert Willison and Gregory Ackerson were defendants in a putative class action (the “Securities Class Action”) brought in the Central District of California (the “Court”) (Case No.2:21-cv-02072) on behalf of purchasers of the Company’s securities from March 10, 2020 through May 10, 2021. On January 13, 2023, the parties to the Securities Class Action entered into a Stipulation of Settlement for the proposed settlement of the Securities Class Action (the “Stipulation of Settlement”).

Pursuant to the Stipulation of Settlement, in exchange for a release of all claims and dismissal with prejudice of the Securities Class Action, the Company agreed to create a settlement fund with an escrow agent (the “Settlement Fund”) consisting $15 million in cash and $20 million in shares of common stock of the Company (the “Settlement Shares”) from which class members will receive payment. The escrow agent may sell the Settlement Shares and deposit the proceeds from such sales into the Settlement Fund or may distribute the Settlement Shares to class members. On July 24, 2023 (the “Judgment Date”), the Court entered an order (the “Order”) granting final approval of the Stipulation of Settlement, resolving the Securities Class Action.

Pursuant to the Stipulation of Settlement, the number of Settlement Shares to be issued is based on the volume weighted average price (“VWAP”) of the Company’s common stock for the 15 trading days immediately preceding the Judgment Date. The Company has calculated the VWAP for the 15 trading days immediately preceding the Judgment Date to be $1.011 (the “VWAP Price”). As a result, subject to the possible adjustments discussed below, the Company expects to issue 19,782,394 shares of its common stock to deposit into the Settlement Fund as Settlement Shares. However, if, at market close on the trading day before the date the Company deposits the Settlement Shares, the market price per share of the Company’s common stock deviates more than 25% above or below the VWAP Price, the number of Settlement Shares will be adjusted, upward or downward, as the case may be, such that the aggregate value of the Settlement Shares equals $20 million.

The foregoing summary description of the Stipulation of Settlement is qualified in its entirety by the full text of the Stipulation of Settlement, including all exhibits thereto, a copy of which is filed herewith as Exhibit 99.1. The Stipulation of Settlement is also available on the Company’s Investor Relations page of the Company’s website at https://ir.workhorse.com/. Other information contained in or accessible through the Company’s website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Stipulation of Settlement resolving the Securities Class Action; and (ii) other statements that are not historical facts, constitute forward looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation of Settlement not having the expected impact, including resolving the Securities Class Action; (b) the proposed settlement requiring more activity or expense than expected; (c) the defendants’ ability to overcome any objections or appeals regarding the Stipulation of Settlement; and (d) satisfactory resolution of any future litigation or other disagreements with others. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the Company’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 and future filings and reports by the Company. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Stipulation of Settlement, dated January 13, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: July 25, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel,
Chief Compliance Officer and Secretary

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